EXHIBIT 10.1

Smithfield Foods, Inc.
2008 Incentive Compensation Plan

Stock Option Award

You have been selected to receive a Stock Option Award under the Smithfield Foods, Inc. 2008 Incentive Compensation Plan (the “Plan”), as specified below:

Participant:_____________________________________________________________

Address: ______________________________________________________________

Number of Shares Subject to Option: _____________________________________

Exercise Price:____________________

Date of Grant:____________________

THIS AGREEMENT, effective on the Date of Grant above, represents the grant of a Stock Option by Smithfield Foods, Inc., a Virginia corporation (the “Company”), to the Participant named above, pursuant to the provisions of the Plan.  All capitalized terms shall have the meanings in the Plan.  The parties agree as follows:

 1. Grant of Option. The Company has granted to Participant as of the Date of Grant above, subject to the terms and conditions of the Plan and this Award, the right and option to purchase from the Company (the “Option”) all or any part of the Number of Shares Subject to Option above at the Exercise Price above.  The Exercise Price is not less than 100% of the Fair Market Value per share of the Common Stock on the date of grant.  The Option is exercisable as provided below. The Option is intended to be a nonstatutory stock option that does not receive special tax treatment under Section 422 of the Internal Revenue Code.

2. Terms and Conditions. The Option is subject to the following terms and conditions.

(a)	Expiration Date. This Option shall expire seven (7) years from the Date of Grant (the “Expiration Date”). In no event may this Option be exercised after the Expiration Date.

(b)
Nontransferability. This Option shall be nontransferable except by will or by the laws of descent and distribution and, during the lifetime of the Participant, may be exercised only by the Participant, except as provided in Section 3 below.

(c)	Vesting of Option. Subject to the provisions of Section 3 below, this Option shall vest and become exercisable as follows

Vesting DatesPercentage Vested

Vesting Dates	Percentage Vested
[one year from Date of Grant]	33%
[two years from Date of Grant]	67%
[three years from Date of Grant]	100%

If the Participant suffers a Disability or dies, or in the event of the Participant’s Retirement, the requirement that the Participant be employed by the Company through the Vesting Date is waived.  In that case, the Participant (or in the event of the Participant’s death, the Participant’s beneficiary) shall be vested in a pro rata portion of the Option equal to the number of full months of employment since the Date of Grant divided by thirty-six (36).  The remaining portion of the Option shall be forfeited.

In the event of the termination of the Participant’s employment by the Participant or the Company for any reason other than the Participant’s Disability or death during the Performance Period, the Participant shall forfeit any unvested portion of the Option.  The Participant’s transfer of employment to the Company or any Related Company from another Related Company or the Company during the Performance Period shall not constitute a termination of employment.

In the event of a Qualifying Change of Control, the entire Option shall be fully vested as of the Qualifying Change of Control.

The vested portion of the Option shall be fully exercisable until the seventh anniversary of the Date of Grant when the Option will terminate by its terms.

(d)
Method of Exercising and Payment for Shares.  The Option may be exercised by giving notice of the exercise under procedures established by the Company and making payment of the Exercise Price as follows.  To pay the Exercise Price, the Participant (i), unless prohibited by law, may deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the Exercise Price and Applicable Withholding Taxes, (ii) may deliver shares of Company Stock for which the holder thereof has good title, free and clear of all liens and encumbrances (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the Exercise Price, or (iii) may cause to be withheld from the Option shares, shares of Company Stock (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the Exercise Price.

3. Termination of Option Upon Termination of Employment. The right of Participant and his successors in interest to exercise this Option shall terminate immediately when his employment with the Company or any Subsidiary is terminated for any reason except as provided in subsections 3(a), 3(b) and 3(c) below.

(a)
Exercise Following Death. In the event Participant dies while he is employed by the Company or any Subsidiary, before the exercise in full or expiration of this Option, Participant’s estate, or the person or persons to whom the rights under this Option shall have passed by will or the laws of descent and distribution, may exercise the vested portion of this Option at any time within one year after Participant’s death (but in any event before the Expiration Date of the Option).

(b)
Exercise Following Disability. In the event of termination of Participant’s employment by the Company or any Subsidiary by reason of disability under the Company’s Retirement Plan, Participant may exercise the vested portion of this Option at any time within one year following such termination of employment (but in any event before the Expiration Date of the Option).

(c)
Exercise Following Termination of Employment Other Than Death or Disability. In the event Participant’s termination of employment with the Company or any Subsidiary (including due to retirement) occurs for reasons other than death, or disability and before the exercise in full or expiration of this Option, Participant may exercise the vested portion of this Option at any time within three months next following such termination of employment (but in any event before the Expiration Date of the Option).

For the purposes of this Section 3, it shall not be considered a termination of employment if Participant is placed by the Company or any Subsidiary on military or sick leave or such other type of leave of absence that the Committee considers as continuing the employment relationship intact. At the time of any exercise of any Option exercised pursuant to this Section 3, the Exercise Price shall be paid in full as provided in Section 2.

4.Tax Withholding. The Company shall have the power and the right to deduct or withhold Company Stock, or require the Participant or beneficiary to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Award.

5.Nontransferability. Performance Share Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

6.Administration. This Award and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Award, all of which shall be binding upon the Participant.

7.Specific Restrictions Upon Shares.  The Participant hereby agrees with the Company as follows:

(a)
The Participant shall acquire the shares of Company Stock issuable with respect to the Option for investment purposes only and not with a view to resale or other distribution thereof to the public in violation of the Securities Act of 1933, as amended (the “1933 Act”), and shall not dispose of any such Stock in transactions which, in the opinion of counsel to the Company, violate the 1933 Act, or the rules and regulations thereunder, or any applicable state securities or “blue sky” laws;

(b)
If any shares of Company Stock acquired with respect to the Option shall be registered under the 1933 Act, no public offering (otherwise than on a national securities exchange, as defined in the Exchange Act) of any such Stock shall be made by the Participant under such circumstances that he or she (or such other person) may be deemed an underwriter, as defined in the 1933 Act; and

(c)	The Company shall have the authority to endorse upon the certificate or certificates representing the Shares acquired hereunder such legends referring to the foregoing restrictions.

8.Miscellaneous.
(a)
Adjustments to Shares. Subject to Plan Section 16, in the event of any merger, reorganization, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Stock or other change in corporate structure affecting the Stock, the Committee or Board if Directors of the Company may make such substitution or adjustments in the aggregate number and kind of shares of Company Stock subject to this Stock Option Award and the Exercise Price as it may determine, in its sole discretion, to prevent dilution or enlargement of rights.

(b)
Notices.  Any written notice required or permitted under this Award shall be deemed given when delivered personally, as appropriate, either to the Participant or to the Executive Compensation Department of the Company, or when deposited in a United States Post Office as registered mail, postage prepaid, addressed, as appropriate, either to the Participant at his or her address set forth above or such other address as he or she may designate in writing to the Company, or to the Attention: Corporate Secretary, at its headquarters office or such other address as the Company may designate in writing to the Participant.

(c)
Failure To Enforce Not a Waiver.  The failure of the Company to enforce at any time any provision of this Award shall in no way be construed to be a waiver of such provision or of any other provision hereof.

(d)
Governing Law.  All questions concerning the construction, validity and interpretation of this Award shall be governed by and construed according to the internal law, and not the law of conflicts, of the Commonwealth of Virginia, except that questions concerning the relative rights of the Company and the Participant with respect to Shares, shall be governed by the corporate law of the Commonwealth of Virginia.

(e)	Provisions of Plan . The Option provided for herein is granted pursuant to the Plan, and the Option is in all respects governed by the Plan and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Award solely by reference or expressly cited herein. If there is any inconsistency between the terms of this Award and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Award

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IN WITNESS WHEREOF, the Company has executed this Award in duplicate on this _____ days of ____________, 2009.

SMITHFIELD FOODS, INC.

           By: _______________________

The undersigned hereby accepts, and agrees to, all terms and provisions of the forgoing Award.

__________________________